Exhibit 99.1

Amro Albanna (00:03):

All right, so we’ll go ahead and just wait for, I guess, five or 10 seconds here in case you are listening. I am seeing some of the attendees joining and let’s see, more people are joining. Thank you. Thank you all for joining. Good morning. Good afternoon. My name is Amro Albanna. I am the co-founder and CEO of Aditxt. And today, I have Jeff Ramson, who has been joining me for the past few sessions as we continue to provide updates on Aditxt.

(00:37):

So Jeff, as we always do, please go ahead and just quickly introduce yourself. I know we do this over and over and over again, but it’s really important because you never know who’s joining us for the first time. So please go ahead and introduce yourself.

Jeff Ramson (00:50):

Happy to. Jeff Ramson, CEO of PCG Advisory. I’m also working with Amro on corporate communications for Aditxt, a long-time investor and advisor to the company.

Amro Albanna (01:03):

Great. And I think folks look as a public company, and we are a young, small public company, but one of the things we want to do is to continue to provide updates about the company above and beyond what we are required to do with public filings. We have many activities going on at the same time, whether it’s Adimune, Pearsanta, Adivue, couple other acquisitions, and we truly believe that the business model of Aditxt can only be successful if we can engage stakeholders in the process of advancing these innovations.

(01:39):

So in case this is your first time and you’re wondering why we’re having these weekly updates, this is something that we see as a critical tool for us to continue to broadcast our message. You never know who’s going to hear it. You never know who wants some update. You never know who’s a current shareholder or a future shareholder. And frankly, this is not only for shareholders.

(02:04):

I was up in Mountain View in our innovation center a couple of days ago, and it was wonderful to hear a couple of our team members. They told me that they tune in. They listened to the weekly updates, which is another tool to really communicate with all of our stakeholders, team members, partners, vendors, shareholders, people with certain indications like psoriasis or Type 1 diabetes that are keenly interested in hearing the progrefss that we’re making in each innovation.

(02:35):

So this is what the weekly update is for. Some of them are going to be shorter than others. Some of them are going to be longer than others. Some of them are going to be more interesting and more engaging than others. They’re just the nature of the business. But that said, we continue to be committed and I’m going to ask Jeff probably towards the end to really share with everyone what we’re pushing for beyond just the weekly updates. I mean, communication is going to be key for us and Jeff is a veteran experienced communicator and it always helps to have his perspective.

(03:09):

So that said, Jeff, anything you want to add to that and then I’ll just give a quick overview of our business model, the various programs, and we’ll take it from there.

Jeff Ramson (03:19):

The only thing I would say is, again, like I’ve said before, I look at myself as an investor and I try to put myself in the shoes of investors and Aditxt. And so I think investors appreciate the opportunity to have access to this kind of communication, right? And we’ll talk later about other forms of communication and other ways to get a message. But I do think it’s great that you’re doing these just to keep in front of everybody and let them see the progress that you’re making and the challenges.

Amro Albanna (03:48):

No, sorry, Jeff, go ahead.

Jeff Ramson (03:50):

And the challenges, right? I mean, it’s a very, very authentic communication.

Amro Albanna (03:54):

Look, I mean, there is no doubt that it is a challenging market and I really never like to use the market as an excuse for something that’s going on with our company. But reality is there is a general challenge for the market and there has been a challenge in the last two to three years for the microcap companies. I mean, that’s just reality. And for the last couple years, three years, I mean, you can see some of the delisting that’s going on. You can see some of the bankruptcies that are going on. It has been a challenging period for microcap companies.

(04:29):

So that said, I got to go back to the core of Aditxt. What is Aditxt? And you can probably... when we’re talking about shareholders and investors, Jeff, just because you brought that up, while we’re talking about stakeholders, let’s just address shareholders because I think that’s really important. From my point of view, there are truly investors, people that coming in and they want to have an ownership in the company because of the vision of Aditxt and what we can accomplish as we move forward and there are traders.

(05:00):

I’ve always said I cannot and we cannot run the company based on a trading strategy. If somebody buys today, the stock goes down tomorrow, that is not going to change the way we operate the business. If somebody buys today and that stock goes up tomorrow, again, that is not the way we’re going to run the business. Ultimately, ultimately our business and I believe the success of our business will be determined whether or not we are successful on delivering one or more of the innovations that we have. That is what Aditxt is all about.

(05:30):

You pick up an innovation, an asset, or a company. You build it with the goal of positioning it for global growth. That is our business model. We started out with Adimune. Adimune, again, for those that have not heard this before, when it comes to autoimmune diseases, it is caused by the fact that our immune system attacks our own cells, our own tissues. That is psoriasis. That is Type 1 diabetes. There is multiple sclerosis, 80 to 100 different autoimmune diseases that are caused by a condition where our immune system and instead of attacking external threats, it will also attack our own tissues.

(06:11):

And for the last 40, 50 years, generally speaking, there has been some type of immunosuppressant to basically slow down the pace of that rejection. With Adimune, our approach is a fundamentally different approach, which is the attempt to retrain the immune system to make it recognize that our tissues are our tissues and not to be attacked and that is the fundamental difference. For the last four years, especially since we’ve been public, our team, innovation team, operational team, legal team, finance team, every single one of the company, and you know, Jeff, you’ve been around even before public.

(06:51):

Our goal has been can we get Adimune and ADI into human trials. That is the inflection point for Adimune. It’s not about an office space. It’s not about listing. It’s not about number of people. It’s not about this or that. It is ultimately, we are here in this business to make sure to advance ADI platform, starting with ADI platform, into human trials. Can we show... can we eventually get into human trials to attempt the retraining of our immune system to see if we can address autoimmune diseases, starting with psoriasis and Type 1 diabetes in Germany and stiff person syndrome with the Mayo Clinic here in the US. That’s our goal.

(07:34):

And obviously, there are things that have to be approved before we can continue. We have to have FDA approval. We have to have regulatory approval in Europe in order for us to be able to do that. And our goal continues and remains to be entering human trials, at least filing for IND and CTA. CTA is clinical trial application and then the IND for the FDA. Our goal is either Q3 or Q4, but 2025, and that progress continues.

(08:05):

Now, can we get into human trials by late this year? That’s still the goal and that is a significant progress by the team, especially for a company with limited resources and we have been very resourceful. That’s Adimune and we will continue to update our stakeholders of what’s taking place. But it is a major project and our success beginning with human trials and showing safety if we can and showing efficacy if we can. We cannot guarantee biology, but that is the focus of Adimune.

(08:38):

Anything that I missed on Adimune, Jeff?

Jeff Ramson (08:40):

No, no, I think that’s great.

Amro Albanna (08:42):

Okay. And that project, that subsidiary is called Adimune and Dr. Friedrich Kapp is leading that subsidiary with full force and we could not have a better leader than Friedrich and supported by our team members to lead that project.

(08:56):

So Pearsanta. Pearsanta, as we discussed, really begins with early disease detection. And I actually see Chris, who’s been here on the show before, on the weekly update before, I see him joining. And Chris does a tremendous job articulating Pearsanta and the vision and the mission of Pearsanta.

(09:17):

So what is early disease detection? Ultimately, we would say, let’s take cancer as an example. We all believe that the best or the highest probability for treating cancer has to begin with early detection. The earlier, the better. Again, general statement, the earlier, the better. But ultimately, the best treatment for cancer is not to get it in the first place.

(09:43):

So Pearsanta with its existing technology is the mitochondrial DNA platform and the latest acquisition that we did for Adductomics. That is the mission of Pearsanta. And of course, it does apply to other diseases, but we’re launching with cancer. So second half of this year, which remains to be the goal.

(10:03):

Chris and team out of Richmond, Virginia, they’re focusing on validation of the first couple assays, starting with prostate cancer and endometriosis for women’s health. Endometriosis is not oncology related, but prostate cancer is the cancer test that we are launching with. So using mitochondrial DNA for us to begin to see if we can early detect with precision, cancer, again, starting with prostate cancer and followed by the other cancers, I mentioned. Commercial opportunity near term, second half of this year and that’s what the team is working on as far as Pearsanta is concerned.

(10:44):

What’s important that this program is not just an IP. It’s not just an innovation a lot of people do not appreciate necessarily, unless they’ve been in business advancing innovations. They don’t appreciate that it’s not just the idea. It’s not just the IP. It’s not just the platform. You have to have an operational infrastructure. Our CLIA/CAP laboratory and monitoring center in Richmond, Virginia is there. Equipment is there. The team is there, and I appreciate all the team has done collectively to make sure that we can continue to push forward with this mission. So that’s what’s happening with Pearsanta. And again, I credit to Aditxt and Chris and the team in Richmond to keep moving forward with that.

(11:34):

Anything that you want to bring up, Jeff, as far as Pearsanta is concerned?

Jeff Ramson (11:39):

No, just if you want to talk about... well, I know there’s plans for an IPO at some point.

Amro Albanna (11:46):

Great. So let’s talk about the IPO point. Look, we need to get Pearsanta to a commercial stage where it can raise its own capital that is non-dilutive to Aditxt. Its own capital. Now, we still have to continue raising money and advance Pearsanta, but at some point when Pearsanta is ready and when the market is ready, they have to do their IPO to raise their own capital and continue and get on what I truly believe the opportunity for exponential growth.

(12:21):

Now, it’s a little too early right now, but the opportunity for exponential growth where Pearsanta can move forward, not only in the US, not only in the UK, not only in Europe, but globally because not only we have to make sure that we advance the innovations to make them into products and actual services, but you know that our success will also be defined whether or not we can make our innovations globally accessible, globally accessible.

(12:51):

In North America, we’re not the only ones that have cancer. In Europe, they’re not the only ones that have cancer. Cancer, just as an example, is a global issue that hits every human being. And in order for us to be able to achieve that, we have to position Pearsanta to the point where it can do its own IPO, raise its own capital, and off they go. That’s what the IPO is for at the right time and I know the team has been working on audits, been working on preparing whatever is needed. So when the time comes, we’re ready. We’re ready to go.

(13:26):

So that said, Jeff, does that sufficiently talk about the IPO in your view?

Jeff Ramson (13:32):

Yeah, yeah. And obviously, we’ll keep the market updated as development are able to be announced.

Amro Albanna (13:40):

So the third program we have is Adivue. And Adivue right now is an idle program. It was a result of an acquisition we did for Brain Scientific’s assets, I believe, a little bit longer than a year ago. The vision for Adivue is to get into neurological monitoring and bring that monitoring to the consumer level, to the household level at least where you do not require a high end advanced centers. Nothing is happening with this program right now and other than the assets are obviously in our possession. And the goal here is to revisit and see how we can regain FDA approval for that asset. So that was, again, once the asset came in, we did not lose the FDA approval, but that was prior to us completing the acquisition. So we need to go back and see what it will require to make it current.

(14:35):

So with that, I’ll just jump to Appili and Evofem and we have the CEO, Don. Don did a great job last time talking about infectious diseases. He obviously has a lot of passion for infectious diseases. He spoke about the challenge of the market, what’s going on with infectious diseases, why infectious diseases are becoming bigger and bigger challenge, why Appili is well positioned to address some of those challenges, including therapeutics and potentially monitoring, which is some of the innovations that Pearsanta can actually provide and others and we are at the same spot we shared last week.

(15:10):

Look, an acquisition does require capital, does require capital to close and we cannot just raise the capital to close a transaction without satisfying and meeting our other needs. So we continue to work with Appili and their team, senior lender, and the goal is certainly shared to understand what it will require and what it will take to close it in a way that not only beneficial for current Appili shareholders and stakeholders, but also creative and beneficial to Aditxt stakeholders and that that’s where we are.

(15:46):

Finally, Evofem. I think two, three weeks ago had Sandra here join me at the Aditxt weekly update. You’ve heard me say this before. Sandra is truly the best that can articulate and drive the mission of Evofem. That’s her DNA. That’s the fire in her belly and we continue to work together to make sure that we advance the transaction and advance Evofem. And it boils down to three things.

(16:17):

One, we have to continue aligning the cap table, the stakeholders that came in and supported her along the way. We have to find a way to restructure it in a way that’s productive and constructive for all stakeholders and that’s the cap table. The balance sheet, I believe they continue to work on reducing their debt and we have to address the senior creditor at the right time and that is a must. And finally, on the business side, and again, I don’t necessarily mean to speak for Evofem, the team over there just really continues to work and push forward with many challenges that all of us are dealing with as small companies. It is amazing how the team continues to push forward on Phexxi as a non-hormonal birth control, on SOLOSEC which they acquired last year, FDA approved treatment, and endometriosis that will be provided by Pearsanta.

(17:15):

So that’s the high level update for all programs. And I will go back to our stakeholders, team members, partners, vendors, and the reason we’re still here, Jeff, the reason I’m still here on this Zoom call is because of everyone and what they’ve contributed to date to allow us to be here, including our landlords. So I don’t know if they hear us, but we’re here because our landlord worked with us to make sure that we continue to be able to stay in the facility when resources were not available.

(17:48):

So look, the reason we’re here is to make sure that we advance Adimune to address autoimmunity and to make sure that at least we give that opportunity to ADI. We don’t know what biology will tell us at the end, but we have to make sure we do everything we can to give this platform a chance. The reason we’re here is because Pearsanta is pushing forward on early disease detection starting with cancer. I don’t need market data to tell me how important it is to address cancer. Nobody does.

(18:20):

The reason we’re here is to someday advance neurological monitoring, whether it’s PTSD or other neurological disorders that we may detect early enough without having to travel to advanced centers. The reason we’re here is to make sure that we do have a path, an approach to infectious diseases as they get more and more challenging. The reason we’re here is to make sure that we advance women’s health that have not received much attention in the last 10 to 20 years. So that’s why we’re here and that’s why we have these updates.

(18:49):

And I know, Jeff, I know that you hear this all the time. I know you know it inside out, so I do appreciate the fact that you continue to listen to me as you talk about this.

Jeff Ramson (19:01):

Yeah, of course. No, it’s great. It’s great. Like I said, it’s great to hear it. It’s great for you to communicate this to the market. I think it’s good for everyone to understand what’s being done every day to move things forward, right? So...

Amro Albanna (19:18):

Great. So let’s talk about NASDAQ. So NASDAQ and I believe we have roughly anywhere between 40 to 50,000 shareholders all over the globe. And it is wonderful, truly wonderful to have and look, we are grateful for having that support, especially in a turbulent market like this. So while I know we don’t hear from most, the vast majority of shareholders, we do get questions about NASDAQ. We do get questions about reverse splits. We, just like many other companies, NASDAQ is an important platform for us to provide US access and visibility globally, whether it’s capital resources and while everybody looks at NASDAQ as a way to raise capital for smaller companies, it actually brings a lot more than that. That global visibility is important for us.

(20:19):

It is important for a company to access the right talent. It is important for companies to actually have transparency where potential partners can see what’s going on with the company. It is important for us to have that global platform where we can continue to share our progress just like we’re doing today. It is important for us to be a public company with fully reporting. While that comes with a lot of overhead, it brings a lot of advantages for a company, especially a young company that’s doing that we are trying to do.

(20:50):

You have seen in the last year or two, and this is where I kind of turn it over to you, Jeff, you’ve seen it not just with Aditxt. You’re dealing with it. You’ve seen companies get delisted to the OTC. And by the way, no knock on OTC. I think OTC has tremendous opportunity to help younger companies to provide a platform for them as well or, unfortunately, ends up being a bankruptcy. We cannot and we do not want to do that. So we must do what we have to do, including a reverse split. No company wants to get up one day and say, “Ah, I can’t wait for the day to do a reverse split.” No company does, at least not that I know of. Certainly not us.

(21:27):

So we successfully, and thanks to our finance team, the team at Sheppard, our legal counsel, Donohoe Advisory, for us to continue to be able to stay listed on NASDAQ and gain full compliance without panel monitoring, which is what we received a couple of days ago. That is an important thing for us. So we will continue to do that, by that meaning not continue to do reverse splits, but we will continue to push the business forward, but that is the reason why we have to do what we have to do if we can to remain compliant and to remain listed on a platform that we need and we appreciate, frankly.

(22:09):

I truly, truly appreciate what NASDAQ has done with us to continue to work with us to allow us the opportunity to move forward. We do not want to lose the opportunity, and by me saying “we,” it’s not we as a company. We collectively do not want to miss the opportunity to see if a platform like Adimune can work for autoimmune diseases or cancer or everything else that I mentioned. So that is what the NASDAQ deal is all about. So that was a big win for us, for the company to remain listed on NASDAQ.

Jeff Ramson (22:40):

Agreed.

(22:41):

So with that, Amro, just to your point, if you don’t mind, I’ll just jump in and say this. So I’ve been doing this quite some time and as an investor advisor, communications advisor as well. And I don’t think we’ve seen a more difficult and challenging market for microcap and small cap companies than we have over the last three years, frankly, right? It’s especially acute right now, given what’s happening with there’s tariffs and all of that and it’s giving some... there’s lots of volatility in the market, but overall, this has been probably one of the most difficult and challenging times for companies.

(23:18):

So yes, we’ve seen a number of companies get delisted. We know the value of a NASDAQ listing or a senior exchange listing. So yeah, sometimes, difficult decisions have to get made. They’re for the long-term benefit of the company and its stakeholders. That’s always what’s behind those decisions. But yeah, it’s not easy anywhere right now, to be honest, from what I see.

Amro Albanna (23:44):

Totally, totally. It’s a challenge worth taking, Jeff. That’s for sure.

(23:49):

And speaking of, as I mentioned at the beginning, communication is going to be key for us. It’s going to be key for us, and it has been key for us. We do have partners. We do have stakeholders. I mean, with Adimune, we have the Mayo Clinic working with us. With communications, obviously, Jeff, you are more than just a communication partner, but we do have partners all over the globe to allow us to do this. You know that we need and we are pushing to communicate more and more, whether it’s weekly updates, social, web, video, I’ll just turn it over to you and share whatever thoughts you have.

Jeff Ramson (24:29):

Yeah, so right, these weekly updates are one core way of communicating, a very important one, I believe. And we’re always going to be adding more and more channels. We are getting more and more active on Aditxt social media, sharing content that is relevant and important. And we’re always looking for additional channels for communication and we’ll continue to work on that. We’re trying to be as responsive as possible. We do get a lot of shareholder inquiry. It’s not easy to respond to 50,000 people or any percentage of that number, but I also think that, again, having worked with many, many companies, most don’t make that same effort to respond. So I think we’ll certainly stay active there as well.

(25:21):

But having the opportunity to talk to these other channels hopefully will give people the information they need and the sense of what’s happening with Aditxt they need, so they don’t feel the need to have specific email questions. So I think you’re doing a great job of communicating the full story as we go, so...

Amro Albanna (25:44):

Couldn’t do it without your help. Jeff, any other thoughts that we need to do before we log off and complete this update?

Jeff Ramson (25:52):

I don’t think so. I think everyone should just stay tuned every week. As we’ve seen in the past and going forward, there’ll be other people that are obviously relevant to the development and success of Aditxt joining, which I think is great, and we’ll just keep things moving.

Amro Albanna (26:09):

Wonderful. Thank you again, Jeff, and thank you all for joining us and we will continue this weekly update next Friday.

Jeff Ramson (26:18):

Thanks, Amro.